Exhibit 99.2

DEVON ENERGY CORPORATION

Unaudited Pro Forma Consolidated Financial Information

Introduction

On July 18, 2018, the Company completed the previously announced sale of its ownership interests in EnLink Midstream, LP (“EnLink”), EnLink Midstream, LLC (the “General Partner”) and EnLink Midstream Manager, LLC, the managing member of the General Partner (and together with EnLink and the General Partner, the “EnLink Entities”). The transaction was completed pursuant to the terms of the Agreement and the Company sold its aggregate ownership interest in the EnLink Entities to Global Infrastructure Partners for $3.125 billion. Due to the disposition transaction, the EnLink Entities’ financial information is being recast as discontinued operations.

The unaudited pro forma consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma consolidated financial information is based on currently available information and assumptions that the Company believes are reasonable. This unaudited pro forma consolidated financial information is presented for informational purposes only, and does not purport to represent what the Company’s results of operations or financial position would have been had the disposition of the EnLink Entities occurred on the dates indicated, or to project the results of operations for any future periods.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2018

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,424	$(17)	$4,507
		(25)
		3,125
Accounts receivable	1,695	(745)	950
Other current assets	516	(38)	478

Total current assets	3,635	2,300	5,935
Oil and gas property and equipment, based on successful efforts accounting, net	13,475	—	13,475
Midstream and other property and equipment, net	7,908	(6,659)	1,249

Total property and equipment, net	21,383	(6,659)	14,724
Goodwill	2,383	(1,543)	840
Other long-term assets	1,915	(1,566)	349

Total assets	$29,316	$(7,468)	$21,848

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$862	$(187)	$675
Revenues and royalties payable	1,269	(456)	813
Short-term debt	354	(77)	277
Other current liabilities	997	(137)	860

Total current liabilities	3,482	(857)	2,625

Long-term debt	9,628	(3,839)	5,789
Asset retirement obligations	1,141	(14)	1,127
Other long-term liabilities	567	(29)	538
Deferred income taxes	773	(352)	421
Equity:
Common stock, $0.10 par value. Authorized 1.0 billion shares; issued 526 million in 2018	53	—	53
Treasury stock	(12)	—	(12)
Additional paid-in capital	7,269	(1,153)	6,116
Retained earnings	473	3,594	4,067
Accumulated other comprehensive earnings	1,122	2	1,124

Total stockholders’ equity attributable to Devon	8,905	2,443	11,348
Noncontrolling interests	4,820	(4,820)	—

Total equity	13,725	(2,377)	11,348

Total liabilities and equity	$29,316	$(7,468)	$21,848

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Quarter Ended March 31, 2018

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$1,319	$—	$1,319
Marketing and midstream revenues	2,491	(1,612)	879

Total revenues	3,810	(1,612)	2,198

Production expenses	543	—	543
Exploration expenses	33	—	33
Marketing and midstream expenses	2,214	(1,341)	873
Depreciation, depletion and amortization	537	(138)	399
Asset dispositions	(12)	—	(12)
General and administrative expenses	226	(27)	199
Financing costs, net	431	(44)	387
Other expenses	19	2	21

Total expenses	3,991	(1,548)	2,443

Loss before income taxes	(181)	(64)	(245)
Income tax benefit	(28)	(6)	(34)

Net loss from continuing operations	(153)	(58)	(211)
Net earnings attributable to noncontrolling interests	44	(44)	—

Net loss attributable to Devon from continuing operations	$(197)	$(14)	$(211)

Net loss per share attributable to Devon from continuing operations:
Basic	$(0.38)	$(0.03)	$(0.41)
Diluted	$(0.38)	$(0.03)	$(0.41)

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2017

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$5,307	$—	$5,307
Marketing and midstream revenues	8,642	(5,071)	3,571

Total revenues	13,949	(5,071)	8,878

Production expenses	1,823	—	1,823
Exploration expenses	380	—	380
Marketing and midstream expenses	7,730	(4,111)	3,619
Depreciation, depletion and amortization	2,074	(545)	1,529
Asset impairments	17	(17)	—
Asset dispositions	(217)	—	(217)
General and administrative expenses	872	(128)	744
Financing costs, net	498	(182)	316
Other expenses	(124)	35	(89)

Total expenses	13,053	(4,948)	8,105

Earnings before income taxes	896	(123)	773
Income tax expense (benefit)	(182)	197	15

Net earnings from continuing operations	1,078	(320)	758
Net earnings attributable to noncontrolling interests	180	(180)	—

Net earnings attributable to Devon from continuing operations	$898	$(140)	$758

Net earnings per share attributable to Devon from continuing operations:
Basic	$1.71	$(0.27)	$1.44
Diluted	$1.70	$(0.27)	$1.43

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2016

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$3,981	$—	$3,981
Marketing and midstream revenues	6,323	(3,551)	2,772

Total revenues	10,304	(3,551)	6,753

Production expenses	1,803	2	1,805
Exploration expenses	215	—	215
Marketing and midstream expenses	5,533	(2,712)	2,821
Depreciation, depletion and amortization	2,096	(504)	1,592
Asset impairments	1,310	(873)	437
Asset dispositions	(1,483)	(13)	(1,496)
General and administrative expenses	865	(118)	747
Financing costs, net	907	(190)	717
Other expenses	375	(26)	349

Total expenses	11,621	(4,434)	7,187

Loss before income taxes	(1,317)	883	(434)
Income tax expense	141	—	141

Net loss from continuing operations	(1,458)	883	(575)
Net loss attributable to noncontrolling interests	(402)	402	—

Net loss attributable to Devon from continuing operations	$(1,056)	$481	$(575)

Net loss per share attributable to Devon from continuing operations:
Basic	$(2.09)	$0.95	$(1.14)
Diluted	$(2.09)	$0.95	$(1.14)

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2015

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$5,885	$—	$5,885
Marketing and midstream revenues	7,260	(3,773)	3,487

Total revenues	13,145	(3,773)	9,372

Production expenses	2,439	—	2,439
Exploration expenses	451	—	451
Marketing and midstream expenses	6,461	(2,986)	3,475
Depreciation, depletion and amortization	4,022	(387)	3,635
Asset impairments	17,647	(1,563)	16,084
Asset dispositions	7	(1)	6
General and administrative expenses	1,193	(137)	1,056
Financing costs, net	519	(107)	412
Other expenses	264	25	289

Total expenses	33,003	(5,156)	27,847

Loss before income taxes	(19,858)	1,383	(18,475)
Income tax benefit	(6,213)	(30)	(6,243)

Net loss from continuing operations	(13,645)	1,413	(12,232)
Net loss attributable to noncontrolling interests	(749)	749	—

Net loss attributable to Devon from continuing operations	$(12,896)	$664	$(12,232)

Net loss per share attributable to Devon from continuing operations:
Basic	$(31.72)	$1.63	$(30.09)
Diluted	$(31.72)	$1.63	$(30.09)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

1.	Basis of Presentation

The historical consolidated balance sheet as of March 31, 2018 and historical consolidated statement of earnings for the three months ended March 31, 2018 is derived from and should be read in conjunction with the Company’s unaudited financial statements in its March  31, 2018 Quarterly Report on Form 10-Q, which was filed on May 2, 2018. The historical consolidated statement of earnings for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, is derived from and should be read in conjunction with the Company’s audited financial statements in its December 31, 2017 Annual Report on Form 10-K, which was filed on February 21, 2018.

Due to the disposition transaction, the EnLink Entities’ financial information is being recast as discontinued operations in Devon’s historical financial statements, and the accompanying unaudited pro forma statements of earnings do not include discontinued operations. The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2018 is presented as if the disposition of the EnLink Entities had occurred on March 31, 2018. The unaudited pro forma consolidated statements of earnings for the three months ended March 31, 2018 as well as for the years ended December 31, 2017, December 31, 2016, and December 31, 2015, are presented as if the disposition of the EnLink Entities had occurred on January 1, 2015, the beginning of the earliest period presented.

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial information to present events that are (i) directly attributable to the sale of the EnLink Entities, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following EnLink and the General Partner disposition. The pro forma consolidated financial statements do not reflect the application of cash proceeds to future share repurchases.

These pro forma financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information:

(a)	Reflect the disposition of the ownership interest of the EnLink Entities for $3.125 billion in cash. Adjustments include derecognizing the EnLink Entities’ assets, liabilities and non-controlling interest. The adjustment to retained earnings reflects an estimated $2.5 billion after-tax gain net of approximately $25 million of transaction-related costs.

(b)	Reflect the elimination of revenues and expenses associated with the EnLink Entities. Devon does not expect the disposition will impact income tax expense. Therefore, no pro forma adjustment is provided for income tax expense.